Exhibit 3.1

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

WUXI PHARMATECH (CAYMAN) INC.

(Adopted by Special Resolution Passed on June 4, 2007)

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

WUXI PHARMATECH (CAYMAN) INC.

(adopted by special resolution passed on June 4, 2007)

1	The name of the Company is WuXi PharmaTech (Cayman) Inc.

2	The registered office of the Company shall be at the offices of M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5	The authorised share capital is US$11,050,000, divided into:

(a)	5,000,000 Preference Shares of US$0.01 par value each; and

(b)	11,000,000 Ordinary Shares of US$1.00 par value each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

WUXI PHARMATECH (CAYMAN) INC.

(adopted by special resolution passed on June 4, 2007)

INTERPRETATION

1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“ACFCommittee”	means the Audit, Compensation and Finance Committee of the Company.

“Adjustment”

means any Shares or other securities or cash arising from or in respect of, or in substitution or exchange for, or accruing to or in consequence of the Shares arising in any way including but is not limited to the following:

(a)      sub-division, consolidation or reclassification of Shares;

(b)      a distribution (whether by way of bonus, capitalization, rights or similar issue or otherwise) by the Company to the Shareholders of (i) additional Shares or (ii) other share capital or securities or (iii) securities, rights or warrants granting the right to a distribution of Shares or to purchase, subscribe or receive Shares or any other Shares or securities or assets (including, for the avoidance of doubt, the payment of a cash Dividend);

(c)      the reclassification of, or a modification of the rights attaching to, the Shares;

(d)      the consolidation, amalgamation or merger of the Company with or into another entity (other than a consolidation, amalgamation or merger following which the Company is the surviving entity and which does not result in any reclassification of, or change in the Shares);

(e)     the redesignation of, or replacement with any other securities of, the Shares;

(f)      the reduction of the Company’s share capital or any purchase of its own Shares;

(g)     any other variation in the Company’s issued share capital other than those set out in (a) to (f) above.

“Affiliate”	means (a) in relation to any individual, the Immediate Family of such individual or any entity controlled by the individual (and in the case of the Founder, whether by himself or together with other Founders), where “control” shall mean the power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” shall be construed accordingly; (b) in relation to any legal person, (i) a company which is for the time being a holding company of such legal person, or a Subsidiary of such legal person or of such holding company or (ii) any other Person controlled by, controlling or under common control with such legal person;

“Allocation Notice”	has the meaning set forth in Article 5A(xi)(c).

“Articles”	means these amended and restated articles of association of the Company.

“Assigment and Assumption Agreement”	means the Assigment and Assumption Agreement dated June 4, 2007, by and among the Company and WXPT BVI.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Board”	means the Board of Directors of the Company.

“Business Day”	means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Shanghai, the PRC are authorized or required by law or executive order to close.

“Company”	means the above named company.

“Conversion Price”	means (i) with respect to the Series A Preference Shares, US$1.00, (ii) with respect to the Series B Preference Shares, US$7.14, and (iii) with respect to the Series C Preference Shares, US$43.436.

“Co-sale Notice”	has the meaning set forth in Article 5A(xi)(e)(A).

“Co-Sale Pro Rata Portion”	has the meaning set forth in Article 5A(xi)(e)(A).

“Co-Sale Right”	has the meaning set forth in Article 5A(xi)(e)(A).

“Co-sale Right Period”	has the meaning set forth in Article 5A(xi)(e)(A).

“Directors”	means the directors for the time being of the Company and shall where applicable include his duly appointed alternate.

“Distribution”	in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder and includes a Dividend.

“Dividend”	includes an interim dividend.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision).

“Eligible Person”	means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons.

“Encumbrance”	means and includes any interest or equity of any Person (including, without limitation, any right to acquire, option or right of pre-emption) or any mortgage, pledge, lien (including without limitation any unpaid vendor’s lien or similar lien), option, charge (whether fixed or floating), assignment, hypothecation, title retention or conditional sale agreement, lease, hire or hire purchase agreement, restriction as to transfer, use or possession, easement, subordination to any right of any other Person, or other agreement or arrangement which has the same or a similar effect to the granting of security, encumbrance or a security interest over or in the relevant property.

“Escrow Agent”	has the meaning set forth in Article 5A(xi)(d).

“Exempted Offer”

means any of the following offers made by the Company to the Shareholders or third parties:

(a)     to subscribe for Ordinary Shares, equity securities or acquire rights in such equity securities or securities convertible into or exchangeable for such equity securities in the Company, pursuant to an employee stock option scheme, stock purchase scheme, or other similar benefit program or arrangement approved by the Board;

(b)     to subscribe for Ordinary Shares, equity securities or acquire rights in such equity securities or securities convertible into or exchangeable for such equity securities in the Company as direct consideration for the acquisition by the Company of another business entity or the merger of any business entity with or into the Company approved by the Board;

(c)     a Qualifying IPO; or

(d)     issuance of Ordinary Shares pursuant to conversion of the Preference Shares.

provided always that all of the above are made for purposes primarily other than for equity financing purposes.

“Excluded Transaction”	means the issuance of Ordinary Shares: (a) upon conversion of Preference Shares; (b) as a pro rata dividend or pro rata distribution on all of the Preference Shares; (c) to employees, directors or consultants of the Company pursuant to a share option scheme or restricted stock purchase plan approved by the Board, including in the manner provided in Article 5A(x); (d) in connection with a share split, share combination or similar pro rata anti-dilution event; (e) in connection with any options, warrants, notes or other rights to acquire securities of the Company outstanding on or prior to the Series C Original Issue Date; (f) pursuant to the acquisition of another Person by the Company or a Subsidiary thereof by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its Shareholders own not less than a majority of the voting power of the surviving or successor corporation, provided, that such issuances are approved by the Board; or (g) pursuant to a resolution unanimously approved by the Board prior to a Qualifying IPO or a resolution approved by a majority of the Board after a Qualifying IPO.

“Fidelity”	means The Fidelity Greater China Venture Fund L.P., Fidelity Asia Ventures Fund L.P., and Fidelity Asia Principals Fund L.P.

“Fidelity Persons”	means (a) Fidelity International Limited (“FIL”), a company incorporated in Bermuda, and any subsidiary undertaking of FIL from time to time (FIL and its subsidiary undertakings being the “FIL Group”); (b) FMR Corp. (“FMR”), a Delaware corporation, and any subsidiary undertaking of FMR from time to time (FMR and its subsidiary undertakings being the “FMR Group”); (c) any director, officer, employee or shareholder of the FIL Group and/or the FMR Group or members of his family and any company, trust, partnership or other entity (“Entities”) formed for his or any of their benefit from time to time (any or all of such individuals and Entities being the “Closely Related Shareholders”); (d) any Entity controlled by Closely Related Shareholders where “control” shall mean the power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the Entity, directly or indirectly, whether through the ownership of voting securities, contract or otherwise, and “controlled” shall be construed accordingly; and (e) any affiliate of any member of the FIL Group and/or the FMR Group (where “affiliate” means any Entity controlled by any combination of any Closely Related Shareholders and any member of the Group and/or the FMR Group, and includes the officers, partners and directors of any affiliate).

“Financial Year”	means the Financial Year of the Company, which ends on December 31.

“First Allotment”	has the meaning set forth in Article 5A(xi)(c).

“Founders”	means Li Ge, Liu Xiaozhong, Lin Tao and Zhang Zhaohui, and their successors and assigns, and “Founder” means any and each of them.

“GA”	means General Atlantic Partners (Bermuda) L.P., GAP-W International, LLC, GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, and GAPCO GmbH & Co. KG.

“Governmental Authority”	means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing.

“Group Budget”	means the annual and supplementary budgets of the Group, including without limitation the capital expenditure budget, operating budget, investment budget, revenue forecast, cash flow forecast, profit and loss forecast and balance sheet.

“Group Companies” or “Group”	means the Company and its Subsidiaries, including but not limited to WXPT BVI and the WXPT Group Companies, and “Group Company” means each of them as the context may require.

“IFRS”	means the International Financial Reporting Standards of the International Accounting Standards Board.

“Immediate Family”	means, in relation to an individual, the spouse, child, adopted child, step-child, sibling and parents of such individual.

“Joint Venture Agreement”	means the Second Amended and Restated Joint Venture Agreement dated February 9, 2007, by and among WXPT BVI and the parties named therein, as assumed by the Company pursuant to the Assigment and Assumption Agreement.

“Junior Securities”	has the meaning set forth in Article 5A(i).

“Liquidation Event”

means any of the following:

(a)     a Sale Transaction;

(b)     a merger or consolidation of WXPT;

(c)     a sale of all or substantially all the assets, businesses or undertakings of WXPT;

(d)     a sale of the shares in WXPT such that the transferee becomes the majority or largest shareholder of WXPT (as the case may be); or

the commencement of any bankruptcy, winding up or judicial management proceedings (which shall include the appointment of a judicial manager, manager, receiver, trustee, administrator or liquidator over any part of its assets or undertakings for any such purpose or the making of any order or resolution or the presentation of any petition for its bankruptcy or winding up) in respect of WXPT.

“Majority Preference Directors”	means such Directors nominated by the Majority Preference Shareholders.

“Majority Preference Shareholders”	means the holders of at least 85% of the total number of Preference Shares outstanding.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the amended and restated memorandum of association of the Company.

“NAP”	means TianDi Growth Capital L.P. (formerly known as New America, L.P.).

“NAP Persons”	means TianDi Growth Capital Fund (or such other name as may be approved by the relevant authorities), a new investment fund to be set up and managed by Oliver Curme, and/or such other investment fund managed by Oliver Curme.

“Ordinary Resolution”

means a resolution:

(a)     passed by a simple majority in interest of the votes of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution; or

(b)     approved in writing by the votes of all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed.

“Ordinary Shares”	means ordinary shares of US$1.00 par value in the capital of the Company.

“Period”	has the meaning set forth in Article 5A(xi)(a).

“Permitted Transferee”	has the meaning set forth in Article 5A(xi)(m)(A).

“Permitted Trust”	has the meaning set forth in Article 5A(xi)(m)(A).

“Person”	means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“PRC”	means the People’s Republic of China, excluding the Hong Kong and Macao Special Administrative Regions and Taiwan.

“Preference Amount”	has the meaning set forth in Article 5A(iii).

“Preference Director”	means such Director nominated by Preference Shareholder(s), in accordance with these Articles.

“Preference Dividend”	has the meaning set forth in Article 5A(ii).

“Preference Dividend Rate”	has the meaning set forth in Article 5A(ii).

“Preference Shares”	means the Series A Preference Shares, the Series B Preference Shares and the Series C Preference Shares.

“Preference Shareholders”	means the Series A Preference Shareholders, the Series B Preference Shareholders and the Series C Preference Shareholders.

“Pre-Listing ESOS”	means the employee share option scheme implemented and/or to be implemented by the Company prior to a Qualifying IPO, pursuant to which stock options to purchase up to 1,480,889 Ordinary Shares have been or may be granted by the Company to employees of the Group, which Shares when issued pursuant to the Pre-Listing ESOS shall rank pari passu in all respects with the Ordinary Shares and be treated as the same class of Ordinary Shares.

“Put Option”	has the meaning set forth in Article 5A(xii)(a).

“Put Option Notice”	means the notice in form agreed between the Company and the relevant Preference Shareholder by which a Preference Shareholder may exercise its Put Option.

“Put Option Price”	means, in respect of each Series A Preference Share, Series B Preference Share, Series C Preference Share or Ordinary Share issuable upon conversion thereof held by a Preference Shareholder, an amount equal to the sum of the Series A Subscription Price, Series B Subscription Price or Series C Subscription Price (as applicable) plus six per cent (6%) per annum of the applicable subscription price calculated from the Series A Original Issue Date, Series B Original Issue Date or Series C Original Issue Date (as applicable), to the date of closing of the Put Option in respect of such Shares, less any ordinary or preference dividends declared and paid by the Company in respect of such Shares.

“Qualifying IPO”	means an underwritten public offering of Ordinary Shares on a Recognised Stock Exchange, in which the net price per Share (after underwriters discounts and commissions) issued by the Company equals at least US$54.295 (subject to anti-dilution adjustment for share splits, share dividends, bonus issues, reorganizations, recapitalizations and similar events).

“Qualifying Existing Shareholder IPO”	means an underwritten public offering of Ordinary Shares on a Recognised Stock Exchange, in respect of which the pre-offering valuation of the Company amounts to US$100,000,000.

“Recognised Stock Exchange”	means NASDAQ, the New York Stock Exchange or any other internationally recognised stock exchange or other securities organisation as may be agreed to by the Preference Shareholders and the Founders.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Resolution of Directors”

(a)     A resolution approved at a duly convened and constituted meeting of Directors or of a committee of Directors by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain; or

(b)     A resolution consented to in writing by a majority of the Directors or a majority of the members of a committee of Directors, unless there are only two directors or two members of a committee of directors in which case both Directors or both members of the committee of Directors must consent;

except that where a Director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

“Resolution of Shareholders”

(a)     A resolution approved at a duly convened and constituted meeting of the shareholders of the Company by the affirmative vote of

(i)      a simple majority in interest of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

(ii)     a simple majority in interest of the votes of each class or series of Shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority in interest of the votes of the remaining Shares entitled to vote thereon which present at the meeting and were voted and not abstained; or

(b)     a resolution consented to in writing by

(i)      an absolute majority in interest of the votes of Shares entitled to vote thereon, or

(ii)     an absolute majority in interest of the votes of each class or series or Shares entitled to vote thereon as a class or series and of an absolute majority in interest of the votes of the remaining Shares entitled to vote thereon.

“Rexbury”	means Rexbury Limited, a company incorporated in Hong Kong and having its registered address at 35F Cheung Kong Center, 2 Queen’s Rd, Central, Hong Kong.

“Sale Transaction”	means, whether in a single transaction or a series of related transactions, (a) any merger, tender offer or other business combination in which the Shareholders owning a majority in interest of the voting securities of the Company prior to such transaction do not own a majority of the voting securities of the surviving Person after such transaction, (b) a voluntary sale of voting securities by the Shareholders of the Company to any Person in which the Shareholders of the Company do not own a majority of the voting securities of the surviving Person (including, without limiting the ultimate parent company) after such sale or (c) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities Act”	means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Management Personnel”	means at any time any persons appointed to the position of vice-president and above in the Company.

“Series A Original Issue Date”	means the first date on which the Series A Preference Shares were issued.

“Series B Original Issue Date”	means the first date on which the Series B Preference Shares were issued.

“Series C Fidelity Investors”	means Fidelity Asia Ventures Fund L.P. and Fidelity Asia Principals Fund L.P.

“Series C Original Issue Date”	means the first date on which the Series C Preference Shares were issued.

“Series A Preference Share”	means a Series A convertible redeemable preference share with par value of US$0.01 each in the capital of the Company with the rights set forth in the Memorandum and these Articles and the Joint Venture Agreement.

“Series B Preference Share”	means a Series B convertible redeemable preference share with par value of US$0.01 each in the capital of the Company with the rights set forth in the Memorandum and these Articles and the Joint Venture Agreement.

“Series C Preference Share”	means a Series C convertible redeemable preference share with par value of US$0.01 each in the capital of the Company with the rights set forth in the Memorandum and these Articles and the Joint Venture Agreement.

“Series A Preference Shareholders”	means the holders of Series A Preference Shares.

“Series B Preference Shareholders”	means the holders of Series B Preference Shares.

“Series C Preference Shareholders”	means the holders of Series C Preference Shares.

“Series A Subscription Price”	means US$1.00 per share.

“Series B Subscription Price”	means US$7.14 per share.

“Series C Subscription Price”	means US$43.436 per share.

“Share” and “Shares”	means a share or shares in the Company and includes a fraction of a share.

“Shareholder”	means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares.

“Shareholding Requirement”	means the Preference Shareholders holding Preference Shares amounting to not less than 50% of the number of Preference Shares issued and outstanding as at the date of the Subscription Agreement (subject to the Adjustment).

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2004 Revision) of the Cayman Islands.

“Subscription Agreement”	means that certain Share Subscription Agreement dated as of January 26, 2007 by and among WXPT BVI and the parties named therein, as assumed by the Company pursuant to the Assigment and Assumption Agreement.

“Subscription Price”	means with respect to the Series A Shareholders, Series B Shareholders and Series C Shareholders, the Series A Subscription Price, the Series B Subscription Price and the Series C Subscription Price, respectively.

“Subsidiary”	means in respect of any Person, any entity controlled directly or indirectly by such Person, such control being evidenced by (a) the ownership of more than 50 percent of the shares of such entity; or (b) the ability to control the composition of the majority of the board of directors of such entity, or (c) the ability to exercise or control the exercise of more than 50 percent of the voting rights of such entity.

“Third Party Purchaser”	has the meaning set forth in Article 5A(xi)(a).

“Transferor”	has the meaning set forth in Article 5A(xi)(a).

“Transfer Notice”	has the meaning set forth in Article 5A(xi)(a).

“Transfer Price”	has the meaning set forth in Article 5A(xi)(a).

“Transfer Shares”	has the meaning set forth in Article 5A(xi)(a).

“Treasury Share”	means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

“Under-Value Issue”	means any issuance of Ordinary Shares by the Company or any securities convertible into or exchangeable or exercisable for Ordinary Shares, in each case, at a price lower than the applicable Conversion Price other than an issuance or deemed issuance in an Excluded Transaction.

“Untaken Shares”	has the meaning set forth in Article 5A(n).

“UOB Entities”	means UOB Hermes Asia Technology Fund, UOB JAIC Venture Bio Investments Ltd and UOB Venture Technology Investments Ltd.

“UOB Hermes”	UOB Hermes Asia Technology Fund.

“UOB JAIC”	UOB JAIC Venture Bio Investments Ltd.

“UOB Persons”	means any investment fund set up and managed by UOB Limited and/or its Subsidiary.

“UOB Venture”	UOB Venture Technology Investments Ltd.

“WXPT”	means WuXi PharmaTech Co., Ltd.

“WXPT BVI”	means WuXi PharmaTech (BVI) Inc.

“WXPT Group Companies”	means WXPT and its Subsidiaries.

2	In these Articles:

2.1	words importing the singular number include the plural number and vice versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	words importing persons include corporations;

2.4	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.5	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7	headings are inserted for reference only and shall be ignored in construing these Articles; and

2.8	in these Articles Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

COMMENCEMENT OF BUSINESS

3	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

4	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

5	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

DESIGNATIONS, POWERS, PREFERENCES ETC. OF PREFERENCE SHARES

5A

(i) Ranking. The Preference Shares shall, with respect to (i) all payments and distributions upon a Liquidation Event and (ii) dividend rights, redemption rights and all other rights and preferences, rank (x) pari passu with each other and (y) senior to the Ordinary Shares and each other class or series of share capital of the Company (the foregoing Clause (y), the “Junior Securities”).

(ii) Dividends. None of the Directors or the Company shall propose, recommend, declare, approve, pay, make or distribute any Dividend on Ordinary Shares unless the Directors shall propose, recommend, declare, approve, pay, make or distribute at the same time a Dividend (the “Preference Dividend”) in respect of the Preference Shares at the same rate per Preference Share as that of an Ordinary Share (the “Preference Dividend Rate”), provided always that, subject to the approval of the Board in accordance with Article 5A(x)(o) hereof, the Company shall, on an annual basis, declare and pay in cash Dividends in respect of the Ordinary Shares and the Preference Shares, amounting to an aggregate of not less than 10% of the annual net earnings of the Company for the preceding Financial Year; provided however that, for the avoidance of doubt, GA and the Series C Fidelity Investors shall not be entitled to any Dividends for any Financial Year ending prior to the Series C Original Issue Date.

The Preference Dividend Rate may be varied, modified or waived in any particular instance with the unanimous written approval of all the Preference Shareholders, such that the rate of Dividend for each Preference Share may differ from the rate of Dividend for each Ordinary Share.

(iii) Liquidation Preference. In the event of the occurrence of a Liquidation Event, each Preference Shareholder shall be entitled to receive, prior to any distribution to the holders of any Junior Securities but after satisfaction of any other liabilities of the Company, an amount per Preference Share equal to the greater of (a) the amount per Preference Share equal to 100% of the Subscription Price of such Preference Share plus all accrued and unpaid Dividends thereon, if any, and (b) the aggregate consideration that would be paid to the holder of the number of Ordinary Shares into which such Preference Share is convertible at the closing of such Liquidation Event (the “Preference Amount”).

After the full Preference Amount is paid on all outstanding Preference Shares upon such Liquidation Event, any remaining funds and assets of the Company legally available for distribution to shareholders of the Company shall be distributed pro rata amongst the holders of Ordinary Shares.

If the Company has insufficient assets to permit payment of the Preference Amount in full to all Preference Shareholders, then the assets of the Company legally available for distribution to shareholders of the Company shall be distributed ratably to the Preference Shareholders in proportion to the Preference Amount each such Preference Holder would be entitled to receive if there were sufficient assets to pay such Preference Shareholders in full.

(iv) Conversion Rights. The Preference Shareholders shall be entitled at their sole discretion to convert their Preference Shares into Ordinary Shares at any time. This conversion shall be effected by the redemption of the Preference Shares and the fresh issue of Ordinary Shares at the relevant Conversion Price. The number of new Ordinary Shares to be issued pursuant to any conversion shall be equal to the product of (i) the number of Preference Shares being converted multiplied by (ii) the quotient of the applicable Subscription Price of such Preference Shares divided by the Conversion Price of such Preference Shares (subject to the Adjustment).

(v) Mandatory Conversion. Unless earlier redeemed or converted, the Preference Shares will be automatically converted into Ordinary Shares at the then applicable Conversion Price, upon the closing of a Qualifying IPO.

(vi) Mechanics of Conversion. Before any holder of Preference Shares shall be entitled to convert the same into Ordinary Shares, the holder shall give written notice to the Company at its registered office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued. As soon as practicable thereafter, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preference Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice of conversion, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. If the conversion is mandatory and made in connection with an underwritten offering of securities registered pursuant to the Securities Act or a similar procedure in a jurisdiction other than the United States, the conversion may, at the option of any holder tendering such Preference Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Ordinary Shares upon conversion of such Preference Shares shall not be deemed to have converted such Preference Shares until immediately prior to the closing of such sale of securities.

(vii) Adjustment Provisions. If, prior to the conversion of the Preference Shares, the Company shall effect any Adjustment in its share capital other than pursuant to a Qualifying IPO or effect an Under-Value Issue, then the number of Ordinary Shares to be issued to a Preference Shareholder upon conversion shall be adjusted accordingly in such manner as shall place such Preference Shareholder in the same position as regards the percentage of the equity share capital of the Company that such Preference Shareholder shall be entitled to upon any conversion of the Preference Shares, and in the case of any dispute as to the manner of such adjustments the external Auditors of the Company (acting as experts and not arbitrators) shall determine the same at the request of either the Company or the Preference Shareholder at their joint expense (such expense to be borne equally by the Company and such Preference Shareholder). No fraction of an Ordinary Share will be issued upon conversion of any Preference Shares, and the number of Ordinary Shares to be issued shall be rounded to the nearest whole share (with one-half rounded upward).

Forthwith upon an Under-Value Issue, the Conversion Price for each Preference Share shall be adjusted in the following manner:

A	=	(B*C) + D
(C+ E)

where:

A	=	the adjusted Conversion Price

B	=	the Conversion Price then in effect

C	=	the number of Ordinary Shares outstanding issued or deemed issued by the Company on a fully diluted and as-converted basis

D	=	the aggregate purchase price consideration (if any) received by the Company in connection with such Under-Value Issue

E	=	the number of Shares issued by the Company in connection with the Under-Value Issue.

Upon the occurrence of each adjustment or readjustment of the Conversion Price of each series of Preference Shares pursuant to this Article 5A(vii), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any Dividend or other Distribution (other than a cash Dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any Shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preference Shares, at least three (3) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such Dividend, or other Distribution or right, and the amount and character of such Dividend, distribution or right.

The Company shall at all times keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preference Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preference Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Shares of such series of Preference Shares, in addition to such other remedies as shall be available to the holders of Preference Shares, the Company will take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number of Shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to the Memorandum or these Articles.

(viii) Converted Shares. All Ordinary Shares issued pursuant to any conversion of Preference Shares shall rank pari passu in all respects with the Ordinary Shares immediately prior to the conversion. If at the time of issue of the Ordinary Shares pursuant to such conversion, the other Ordinary Shares of the Company are quoted on any Recognised Stock Exchange, the Company will at its own cost and expense upon or as soon as practicable after the issue of such Ordinary Shares to the holder of the converted Preference Shares apply to such Recognised Stock Exchange for permission to deal in and for quotation thereof.

(ix) Voting Rights. Each Preference Share shall entitle the holder thereof to vote at any meeting of the Shareholders, on all matters entitled to be voted on by the holders of Ordinary Shares voting together as a single class with other Shares entitled to vote thereon. Each Preference Share shall have the number of votes equal to the quotient of the applicable Subscription Price of such Preference Share divided by the Conversion Price of such Preference Share (subject to Adjustment).

For the avoidance of doubt, save as otherwise provided herein, any decision to be made by the Preference Shareholders as a class shall be determined by the consent of the holders of at least 85% of the issued and outstanding Preference Shares.

(x) Protective Provisions. For so long as the Shareholding Requirement is satisfied and in accordance with applicable law, the Company shall ensure that none of the Group Companies (including the Company) carries out any of the following without the affirmative vote of the Majority Preference Shareholders:

(a) participation in or carrying out any acquisitions, mergers, restructuring, amalgamation or reconstruction, or dispose of any substantial assets, amounting to a sum in excess of US$3,000,000;

(b) effecting any material amendment to any part of its constitutive documents (including but not limited to its memorandum of association and articles of association) which may adversely affect any part of or all of the rights, interests and special privileges enjoyed by the Preference Shareholders, whether directly or indirectly, in relation to the relevant Group Company, save for the amendments made to the aforesaid documents in order to comply with law, the Series C Subscription Agreement or give effect to any provision in the Joint Venture Agreement;

(c) any material change of the nature or scope of its business or its business activities;

(d) creating, issuing, purchasing, redeeming, increasing, reducing, sub-dividing, changing or cancelling its authorised, issued or registered share capital (as the case may be) (including any share buyback) or issuing or granting any option (including any employee share option scheme) over its unissued Share capital or entering into any transaction which may lead to a change in the capital structure including but not limited to the issue of new equity, debt or quasi-equity issue;

(e) taking any action which would result in the variation or abrogation of the rights, privileges, obligations or liabilities of any Preference Shareholder or which would result in a dilution of any Preference Shareholder’s shareholdings in the Company;

(f) accumulating borrowings (whether from bank or through issuance of debt instruments) amounting to an aggregate principal sum in excess of US$20,000,000, or any single borrowing (whether from bank or through issuance of debt instruments) exceeding the principal sum of US$3,000,000;

(g) granting any loan to a third party for a sum in excess of US$500,000 for any single transaction (excluding inter-company funding amongst the Group Companies to ensure that each of the Group Companies can meet its going concerns in the ordinary course of its business, provided that such inter-company funding does not result in any material adverse effect on the Group);

(h) granting any guarantee, indemnity, charge or any security whatsoever over any of its assets for the benefit of any Group Company or third parties, except for the purpose of securing borrowings of any Group Company from banks in the ordinary course of business not exceeding US$3,000,000 for any single transaction;

(i) entering into any debts, contracts, agreements, transactions or arrangements with any Shareholder or any of the Affiliates of such Shareholder in excess of US$300,000 in aggregate in any Financial Year;

(j) any dealings between the Group Companies on the one hand and their shareholders, directors or their Affiliates on the other hand of an amount in excess of US$300,000 in aggregate in any Financial Year (but excluding any inter-company funding amongst the Group Companies);

(k) any advance or loan by any Group Company to any of its shareholders, directors or their Affiliates for an accumulated amount in excess of US$300,000 in aggregate in any Financial Year (but excluding any inter-company funding amongst the Group Companies);

(l) entering into any swap, forward, futures or option arrangement in respect of any securities, that is speculative in nature;

(m) approval of annual business forecast and annual Group Budget, including any variation, modification and supplements thereto;

(n) commencing, instituting, defending or settling any legal or arbitration proceedings (other than routine debt collection from its debtors in its ordinary course of business) involving a claim amount in excess of US$1,000,000;

(o) declaring any Dividend or changing its Dividend policy;

(p) change in the composition of the Board or the service contracts of any Director;

(q) any proposal relating to the listing of the shares of any Group Company, including the alteration or change in the plan or timetable in respect of such listing on a Recognised Stock Exchange;

(r) enter into any underwriting arrangement or commitment with any third parties in respect of any Qualifying IPO, provided that the Preference Shareholders and the Founders shall have a common recommendation in respect of such third party;

(s) employing or terminating (save for the summary dismissal of any employee in accordance with the terms of employment of such employee) the employment of its chief executive officer, chief financial officer and chief operating officer or other equivalent positions, or vary the terms and conditions of their employment or any increase of their compensation or salary package;

(t) issuing any employment contract to any of the Senior Management Personnel or other equivalent employees whose annual remuneration (excluding stock option) exceeds the sum of US$200,000, including determining their remuneration, or vary the terms and conditions of their employment or revise their compensation or salary package;

(u) selling, transferring or disposing of, or otherwise encumbering or creating any security over the whole or part of its interest in any of its Subsidiaries or its undertaking, goodwill, assets or property which in aggregate will have a book value or market value in excess of US$2,000,000 in any Financial Year, save for those set out in the annual Group Budget;

(v) entering into any joint venture or partnership arrangement or incorporate any subsidiary with an investment commitment in excess of US$2,000,000 for any single transaction;

(w) incurring any commitment to invest a sum in excess of US$2,000,000 in respect of any expansion into new businesses, whether carried out singly, over a series or otherwise within a Financial Year;

(x) incurring any capital commitment in excess of US$2,000,000 in value in respect of any transaction whether carried out singly, over a series or otherwise within a Financial Year, save for those set out in the annual Group Budget;

(y) passing any resolution for its liquidation or winding up or apply for the appointment of a receiver, judicial manager, administrator or like officer over its business, undertakings or assets; or

(z) amending, ratifying, restating or restructuring the Pre-Listing ESOS or approving, adopting, implementing or amending any other employee share option schemes.

(xi) Pre-emption Rights.

(a) Any Share proposed to be transferred by any Shareholder (in this Clause referred to as the “Transferor”), other than a transfer pursuant to Article 5A(xi)(i) or Article 5A(xi)(m), shall first be offered to the Preference Shareholders and the Founders, and subject to Article 5A(xi)(n) below the right of the Company to buy back Shares in accordance with the priority set out below:-

(A)	If any holder of outstanding Preference Shares wishes to transfer its Preference Shares, then:

- the other holders of outstanding Preference Shares shall have the pre-emption right to acquire such Preference Shares on the same terms;

- If any of the holders of outstanding Preference Shares decide not to exercise its aforesaid pre-emption rights, then the Founders shall have the pre-emption right to acquire such untaken Preference Shares on the same terms; and

- If the holders of the outstanding Preference Shares and the Founders decide not to exercise their aforesaid pre-emption rights, the Company shall have the pre-emption right to acquire such untaken Preference Shares on the same terms, subject to Article 5A(xi)(n) below.

(B)	If any Shareholder wishes to transfer its Ordinary Shares, then:-

- the Preference Shareholders and the Founders shall have the pre-emption right to acquire such Ordinary Shares on the same terms; and

- If the Preference Shareholders and the Founders decide not to exercise their aforesaid pre-emption rights, the Company shall have the pre-emption right to acquire such untaken Ordinary Shares on the same terms.

The offer by the Transferor above shall be made by giving a notice in writing to the Company that it desires to transfer the same (the “Transfer Notice”) at a price to be set by the Transferor (the “Transfer Price”), and the Transfer Notice shall also set out the identity and background of the third party (if known to the Transferor) that the Transferor proposes to transfer its Shares to (“Third Party Purchaser”) and the terms of such transfer. The Transfer Notice shall constitute the Company as the Transferor’s agent for the sale of all the Shares specified in the Transfer Notice (the “Transfer Shares”) during the period of thirty (30) days from the date of the Transfer Notice (the “Period”) and shall not be revocable except with the Board’s unanimous consent.

(b) Notification to the Shareholders. Upon receipt of the Transfer Notice, the Company shall forthwith by notice in writing inform each Preference Shareholder and Founder, of the number of the Transfer Shares and the Transfer Price and invite such Preference Shareholders and Founders to apply in writing to the Company within fourteen (14) days of the date of dispatch of the notice (which date shall be specified therein), for such maximum number of the Transfer Shares (being all or any thereof) as it shall specify in such application.

(c) Allocation of Transfer Shares. If any of the Preference Shareholders and/or Founders shall within the period of fourteen (14) days as set out in Article 5A(xi)(b) apply for all or any of the Transfer Shares, the Directors shall allocate the said Shares (or so many of them as shall be applied for as aforesaid) to each of the participating Preference Shareholders and/or Founders and in case of competition, pro rata (as nearly as possible) according to the number of Shares (“First Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Transfer Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-if-converted basis in the case of Preference Shares) held by such Preference Shareholder and/or Founder at the time of the transaction and the denominator of which is the total number of Ordinary Shares owned by all the participating Preference Shareholders and/or Founders at the time of the transaction (calculated on an as-if-converted basis in the case of Preference Shares), provided that no Preference Shareholder or Founder shall be obliged to take more than the maximum number of Transfer Shares specified by it or him as aforesaid. To the extent that any participating Preference Shareholder or Founder does not exercise its right to purchase to the full extent of its First Allotment, the Company shall, within five (5) days after the end of the period of fourteen (14) days as set forth in Article 5A(xi)(b), make such adjustments to the First Allotment of each participating Preference Shareholder and/or Founder so that any remaining Transfer Shares may be allocated to those Preference Shareholders and/or Founders exercising their pre-emption rights on a pro rata basis (provided that such Preference Shareholders and/or Founders have indicated their agreement to subscribe for such additional Transfer Shares) and give notice of such allocations (the “Allocation Notice”) to the Transferor and to the Preference Shareholders and/or Founders to whom the Transfer Shares have been allocated and shall specify in such Allocation Notice the place and time (being not later than ten (10) days after the date of the Allocation Notice) at which the sale of the Transfer Shares so allocated shall be completed. Each Preference Shareholder may assign its rights and obligations under Clauses 5A(xi)(a), (b) and (c) to any of its Affiliates.

(d) Transfer of Shares. The Transferor shall be bound to transfer the Transfer Shares included in an Allocation Notice to the purchaser(s) named therein at the time and place therein specified and, if he shall fail to do so, the Chairman of the Board or some other person appointed by the Directors shall be deemed to have been appointed attorney of the Transferor with full power to execute, complete and deliver, in the name and on behalf of the Transferor, transfers of the Transfer Shares to the purchaser(s) thereof against payment of the price to the Auditors or such other person which the Company may appoint for the purpose of holding such price monies in escrow for the Transferor (such auditors or person, the “Escrow Agent”). The Company shall procure that, on payment of the price to the Escrow Agent, the Escrow Agent shall forthwith pay the price into a separate bank account in the Escrow Agent’s name and shall hold such price in trust for the Transferor and the fees of the Escrow Agent shall be borne by the Transferor and can be deducted from the amount due to the Transferor.

(e) Co-sale/Tag-along Rights:

(A)	Subject to and without prejudice to Article 5A(xi), if a Founder, through a transaction or series of transactions, transfers or intends to transfer or to procure a sale or transfer of any number of its Shares to any Third Party Purchaser, the Preference Shareholders shall have the right (the “Co-Sale Right”), and not the obligation, exercisable upon written notice to Transferor, the Company and each other Preference Shareholder (“Co-sale Notice”) within twenty (20) days after receipt of the Transfer Notice (the “Co-sale Right Period”), to participate in such sale of Shares at the same price as set forth in the Transfer Notice. The Co-Sale Notice shall set forth the number of Transfer Shares (on both an absolute and as-converted to Ordinary Shares basis) that such participating Preference Shareholder wishes to include in such sale or transfer, and which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Preference Shareholder. To the extent one or more of the Preference Shareholders exercise such Co-Sale Right in accordance with the terms and conditions set forth below, the number of Transfer Shares that the Transferor may sell in the transaction shall be correspondingly reduced. Each Preference Shareholder may sell all or any part of that number of Ordinary Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Transfer Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by the Preference Shareholder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Preference Shareholders (“Co-Sale Pro Rata Portion”). To the extent that any Preference Shareholder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Transferor and the participating Preference Shareholders shall, within five (5) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating Preference Shareholder so that any remaining Transfer Shares may be allocated to other participating Preference Shareholders on a pro rata basis.

(B)

In the event that any of the Preference Shareholders chooses to exercise its Co-Sale Rights set out in Article 5A(xi)(e)(A), the aforesaid Founder shall not transfer or dispose of its Shares to such Third Party Purchaser unless such Third Party Purchaser has agreed to purchase and does purchase the relevant number of Shares held by the Preference Shareholders on terms no less favourable than those offered to such Founder.

(f) Transfer to Third Party Purchaser. Subject to the provisions of Clauses 5A(xi)(a) to (e), if none of the Preference Shareholders accept the offer referred to above in respect of all the Transfer Shares set out in the Transfer Notice or if not all of the Transfer Shares are agreed to be taken up within thirty (30) days after the Transfer Notice is served, the Transferor may after the Period be at liberty to sell all (and not part only) of the Transfer Shares to the Third Party Purchaser set out in the Transfer Notice; provided, that:

(A)	if any of the Preference Shareholders chooses to exercise its rights under Article 5A(xi)(d) above, there shall be no transfer of the Transfer Shares by the Transferor unless such Third Party Purchaser has agreed to purchase the Preference Shareholder’s Shares in accordance with the said Article 5A(xi)(d) and the Transfer Shares and the aforesaid Preference Shareholder’s Shares are transferred to the Third Party Purchaser at the same time;

(B)	the Transferor has received the prior written consent of the Board in relation to the Transfer, such consent not to be unreasonably withheld if (i) the provisions in this Article 5A(xi)(f) are complied with and (ii) the Third Party Purchaser is not a competitor or any past or existing customer or supplier of any of the Group Companies, is financially sound and is capable of performing and complying with the provisions of these Articles applicable to the Transferor;

(C)	the price at which such Third Party Purchaser acquires the Transfer Shares shall not be below the Transfer Price and shall be on terms no more favourable than those specified in the Transfer Notice;

(D)	such Third Party Purchaser is not a competitor of the WXPT Group and will not cause any conflict of interest as a result of its shareholding in the Company; and

(E)	the Transferor shall remain and continue to be liable and be responsible for the discharge, observance and performance of all his liabilities and obligations, whether actual or contingent, arising out of or in connection with these Articles at any time up to and including the date of the transfer of the Transfer Shares and shall remain entitled to all accrued rights and benefits arising out of or in connection with the Transfer Shares.

(g) Subsequent Sale. In the event the Transfer Shares are not sold by the Transferor to the Third Party Purchaser within three (3) months of the date of the Transfer Notice, any subsequent sale, transfer or disposal of the Transfer Shares shall be subject to fresh compliance with the provisions hereinbefore set out.

(h) Condition of Transfer. Unless otherwise agreed by the Shareholders, it shall be a condition precedent to the right of any Transferor to transfer Shares that the Transferee (if not already bound by the provisions of the Joint Venture Agreement) executes a Joinder (as defined in the Joint Venture Agreement) under which the Transferee shall agree to be bound by the obligations and shall be entitled to the benefit of the Joint Venture Agreement as if it is an original party thereto in place of the Transferor.

(i) Transfer to Preference Shareholder’s Affiliates. Notwithstanding any other provision of these Articles:

(A)	each Preference Shareholder shall be entitled at any time to transfer any of its Shares to its Affiliates;

(B)	each of the UOB Entities shall be entitled to transfer its Shares to such other UOB Entities or any other UOB Persons;

(C)	Fidelity shall be entitled to transfer its Shares to any Fidelity Persons or charitable organization;

(D)	NAP shall be entitled to transfer its Shares to any NAP Persons; and

(E)	GapStar, LLC may pledge and grant a security interest in its shares to a lender to secure its obligations under a bona fide loan made to acquire such Shares;

provided that such transferee is not a competitor of the WXPT Group and will not cause any conflict of interest as a result of its shareholding in the Company. Pursuant to such transfer, the transferee shall execute a Joinder (as defined in the Joint Venture Agreement), provided, that in the event that such transferee ceases to be a UOB Entity or UOB Person, an Affiliate or a Fidelity Person, a NAP Person or GA (as the case may be) or becomes a competitor of the WXPT Group or cause any conflict of interest as aforesaid, the Preference Shareholders or Fidelity, the UOB Entities, NAP or GA (as the case may be) shall procure such transferee to transfer such Shares back to the Preference Shareholders or Fidelity, the UOB Entities, NAP or GA (as the case may be). Each Shareholder hereby waives its pre-emption rights in respect of such transfer of shares by the Preference Shareholders to any such persons. In the event that any Preference Shareholder transfers any of its Shares pursuant to any of Clauses 5A(xi)(i)(A), (B), (C) or (D), the transferee thereof shall have the same rights and obligations under these Articles as those enjoyed by the transferring Preference Shareholder.

(j) Further Issue of Shares. Subject to Article 5A(xi)(l), the Company shall not issue any further Shares whether forming part of its unissued Shares or new Shares without first offering to each of the Shareholders such number of Shares in proportion to their then existing shareholdings in the Company (and in the case of the Preference Shareholders, their shareholding shall be computed on “as converted” basis) as shall enable each such Shareholder to maintain their respective proportionate shareholdings in the issued share capital of the Company. Such offer shall be made by notice specifying the number of new Shares offered, the proportionate entitlement of each Shareholder, the price per Share and limiting a period (not being less than thirty (30) days) within which the offer, if not accepted, will be deemed to be declined. Upon the expiration of such period the Directors shall offer the Shares so declined, to the other Shareholders who have notified their willingness to take all or any of such Shares in accordance with the terms of the offer and in case of competition, pro rata (as nearly as possible) according to the number of Ordinary Shares in the Company of which such other Shareholders are registered or unconditionally entitled to be registered as holders (and in the case of the Preference Shareholders, their shareholding shall be computed on “as converted” basis). For the avoidance of doubt, the number of Ordinary Shares and Preference Shares issued by the Company from time to time shall be aggregated for the purpose of computing the proportionate shareholding of each Shareholder hereunder. Each Preference Shareholder may assign its rights and obligations under this Article 5A(xi)(j) to any of its Affiliates.

(k) Quasi-Equity. Without prejudice to Article 5A(xi)(i)(D) above, the Preference Shareholders shall have the first right to subscribe for any Preference Shares, quasi-equity issue or any other instruments that can be converted into equity that may be issued by any Group Company.

(l) Exceptions. The rights of the Shareholders to participate in an issue by the Company of further Shares pursuant to Article 5A(xi)(i)(D) shall not apply in the following instances:

(A)	where the issue of further Shares by the Company is made pursuant to the terms and conditions of the Subscription Agreement or the conversion of the Preference Shares contemplated thereunder;

(B)	where the further issue of Shares by the Company amounts to the consideration paid by the Company pursuant to an acquisition or business combination by the Company of or with another business entity, provided, that such acquisition or business combination shall have received the prior approval of the Board as a Reserved Matter;

(C)	where the issue of further Shares by the Company is made pursuant to a Qualifying IPO;

(D)	where the issue of further Shares by the Company is made to persons or entities with which the Company has business relationships and provided, that such issue is not for the main purpose of obtaining equity financing and has been approved by the Preference Shareholders;

(E)	where the issue of further Shares by the Company is made pursuant to the Company’s Pre-Listing ESOS to be implemented by the Company from time to time; or

(F)	where the issue of further Shares by the Company is made in connection with any share split, share Dividend or other similar event in which all Preference Shareholders are entitled to participate on a pro rata basis.

(m) Permitted Transfer by Founder or Other Shareholders. Notwithstanding any other provision of these Articles,

(A)	Any Founder or other Shareholder who is an individual shall be entitled at any time to transfer any of his Shares to any estate arising from his death or any trust set up by him for the benefit of his Immediate Family (all of the beneficial interests in such trust being owned by such Founder or other Shareholder or his Immediate Family) (a “Permitted Trust”) or any company wholly-owned and controlled by him; provided that such transferee (“Permitted Transferee”) is not a competitor of the WXPT Group and will not cause any conflict of interest as a result of his shareholding in the Company. Pursuant to such transfer, the Permitted Transferee shall execute a Joinder, provided, that in the event that such Permitted Transferee ceases to qualify as a Permitted Transferee as aforesaid or becomes a competitor of the WXPT Group or cause any conflict of interest as aforesaid, the relevant transferor shall procure such transferee to transfer such Shares back to the said transferor. Each Shareholder hereby waives its pre-emption rights in respect of such transfer of Shares by the Shareholders to any such Permitted Transferee.

(B)

In the event of a transfer to a Permitted Trust pursuant to Article 5A(xi)(m)(A), such Permitted Trust shall be entitled at any time to transfer any Shares held by the Permitted Trust to (1) the Shareholder who transferred those Shares to the Permitted Trust pursuant to Article 5A(xi)(m)(A), (2) any member of the Immediate Family of such transferring Shareholder referred to in the foregoing clause (1), (3) another trust having as its sole primary beneficiary or sole primary beneficiaries any one or more of the members of the Immediate Family of the Shareholder who initially transferred the Shares to the Permitted Trust, (4) by any trust described in the preceding clause (3) to any one or more of the Persons described in any of the preceding clauses of this sentence (determined as if the Shareholder who initially transferred the Shares to the Permitted Trust was the transferring Shareholder) or (5) any company wholly-owned and controlled by one or more of the Persons described in any of the preceding clauses of this sentence. Each of the Persons described in the foregoing clauses (1)-(5) shall also be Permitted Transferees hereunder; provided, however, that notwithstanding anything to the contrary set forth in this Article 5A(xi)(m)(B), none of such Permitted Transferees shall be a competitor of the WXPT Group and will not cause any conflict of interest as a result of its shareholding in the Company. Pursuant to any such transfer, the Permitted Transferee shall execute a Joinder, provided, that in the event that such Permitted Transferee ceases to qualify as a Permitted Transferee as aforesaid or becomes a competitor of the WXPT Group or cause any conflict of interest as aforesaid, the relevant transferor shall procure such transferee to transfer such Shares back to the original transferor. As used in this Article 5A(xi)(m)(B), the terms “primary beneficiary” and “primary beneficiaries”, when used with respect to a trust, mean the Person or Persons who are eligible at the time of the transfer to receive distributions of income or principal from that trust on a current basis.

(n) Buy-back of Untaken Shares by Company. Notwithstanding the foregoing provisions, in the event that the Company is entitled to, exercise its pre-emption rights under Article 5A(xi)(a) above to acquire the Shares not taken up by the relevant Shareholders (“Untaken Shares”), the Company may, subject to a Resolution of the Directors and compliance with applicable laws, effect a buy-back of the Untaken Shares by the Company at the Transfer Price and the Shareholder who is the Transferor shall abstain from voting in respect of such decision.

(xii) Put Option.

(a) Put Option. Each Preference Shareholder shall have the option (“Put Option”) to require the Company to purchase from such Preference Shareholder, free from Encumbrances, any or all of the Preference Shares or Ordinary Shares issuable upon conversion thereof held by such Preference Shareholder, upon the terms and subject to the conditions in this Article 5A(xii).

(b) Exercise. If (1) with respect to the holders of Series C Preference Shares only, a Qualifying IPO, and (2) with respect to the holders of Series A Preference Shares and Series B Preference Shares only, Qualifying Existing Shareholder IPO, does not occur before 31 December 2007, the Put Option may be exercised by each Preference Shareholder in respect of all but not less than all of its the Preference Shares or Ordinary Shares issuable upon conversion thereof, by serving the Put Option Notice on the Company at any time from January 1, 2008 and until and including March 30, 2009.

(c) Exercise Price. The Company will, subject to applicable law and upon service of the Put Option Notice by a Preference Shareholder, purchase from such Preference Shareholder, free from Encumbrances, the Preference Shares or Ordinary Shares issuable upon conversion thereof, at the Put Option Price.

(d) Payment. Upon the exercise of the Put Option, the Put Option Price shall be paid by the Company in three (3) installments, in the following manner:

(A)	one-third of the Put Option Price on the fifteenth (15th) day after the receipt of the Put Option Notice;

(B)	one-third of the Put Option Price on the one hundred and fifth (105th) day after the receipt of the Put Option Notice;

(C)	one-third of the Put Option Price on the two hundred and fifth (205th) day after the receipt of the Put Option Notice;

   provided always that if any one of the above deadlines for payment of any portion of the Put Option Price falls after 31 December 2008, such remaining portion of the Put Option Price remaining unpaid as at 31 March 2009 shall be accelerated and paid on that date.

(e) Completion. Completion of the Put Option shall take place at the principal place of business of the Company (or at such other place as such Preference Shareholder and the Company may agree in writing) on the date of payment of the final portion of the Put Option Price.

(f) No Redemption. Except as otherwise set forth in this Article 5A(xii)(f), the Company shall not have the right to redeem or repurchase the Preference Shares.

(xiii) Board of Directors and Management of the Company.

(a) Subject to Article 5A(xiii)(b), the Board shall consist of ten (10) Directors, of which the Preference Shareholders shall have the right to appoint four (4) non-executive Directors, the Founders shall have the right to appoint four (4) executive Directors, Dr. J.J. Baldwin shall have the right to appoint one (1) non-executive Director, and Rexbury shall have the right to appoint one (1) non-executive Director. Of the four (4) Directors to be appointed by the Preference Shareholders, one (1) Preference Director shall be nominated by UOB Hermes, one (1) Preference Director shall be nominated by Fidelity, one (1) Preference Director shall be nominated by NAP and one (1) Preference Director shall be nominated by GA.

(b) The right of appointment under Article 5A(xiii)(a) shall include the right to remove such Director appointed by the respective Shareholder from office at any time, and the right to determine from time to time the period during which such persons shall hold office as Directors, save that no Director may be removed by the Board unless the prior written consent of the Shareholder who nominated such Director has been obtained or if there has been, in the unanimous opinion of the other

Directors on the Board appointed by the other Shareholders, serious misconduct by such Director or that such Director has been incapacitated or is otherwise rendered incapable of fulfilling his duties as a director of the Company; provided, that the Shareholder who nominated such removed Director shall have the right to appoint another person in the place of such removed Director.

(c) Any appointment or removal of a Director as aforesaid shall be made in writing and be signed by or on behalf of the Preference Shareholders, the Founders or Rexbury as the case may be and shall be delivered to the registered office for the time being of the Company. Subject to Clauses 5A(xiii)(a) and (b), in order to give effect to the provisions of this Article 5A(xiii)(b), each of the Shareholders shall exercise all his or its voting rights for the time being in the Company to, in the case of an appointment, enable such Director to be appointed and to prevent the passing of any resolutions giving effect to the removal from office as Director any person so appointed and, in the case of a removal, to effect such removal.

(d) A Director shall be entitled at any time and from time to time to appoint any person to act as his alternate and to terminate the appointment of such person. Such alternate Director shall be entitled, while holding office as such, to receive notices of meetings of the Board and to attend and vote as a Director at any such meetings at which the Director appointing him is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of his appointor. Further, such alternate Director shall be entitled to exercise the vote of the Director appointing him at any meetings of the Board. An alternate Director shall represent only one Director.

(e) Unless otherwise decided by the Board, Dr. Li Ge shall be the Chairman of the Board. The Chairman shall not have a second or casting vote.

(f) All meetings of the Board shall be convened and conducted in accordance with the provisions of these Articles. For so long as the Shareholding Requirement is satisfied, the quorum for any meeting of the Board shall be a majority of the Board and shall include at least the Majority Preference Directors and one (1) Director nominated by the Founders. If a quorum is not present half an hour from the time appointed for the holding of a meeting of the Board when it is first convened, the meeting shall be adjourned to the same day in the week next following at the same time and place and the quorum for such adjourned meeting shall remain the same. If at such adjourned meeting a quorum is not present within half an hour from the time appointed to hold the meeting, the meeting shall be adjourned for a second time to the same day in the week next following at the same time and place and the quorum for such second adjourned meeting shall be any two (2) Directors present at such second adjourned meeting and all business including the Reserved Matters may be transacted at such meeting. Prior written notice of each meeting and/or adjourned meeting shall be given to all Directors by the Chairman of the Board.

(g) A meeting of the Board shall be held at such times as the Chairman of the Board shall determine and the business to be transacted at such meeting shall also be determined by the Chairman of the Board after prior consultation with all Directors, provided that unless otherwise agreed by all the Directors, a meeting of the Board shall be held at least once every financial quarter and more frequently, if required, and upon the requisition by any two Directors, the Chairman of the Board shall also convene a Board meeting. Not less than fourteen (14) Business Days’ notice (or such shorter period of notice in respect of any particular meeting as may be agreed by all the Directors) of each meeting of the Board specifying the date, place and time of the meeting and the business to be transacted thereat shall be given to all Directors. A copy of the minutes of the meeting shall be sent to all Directors within seven (7) Business Days after the meeting.

(h) Resolutions of Directors may be passed by circular resolution signed by a majority of the Directors of the Board and for so long as the Shareholding Requirement is satisfied, any such resolutions that contain any Reserved Matter shall also be signed by the Majority Preference Directors and one (1) Director nominated by the Founders as well. Such resolutions may consist of several documents in original or facsimile in the like form each signed by one or more Directors.

(i) Subject to the provisions of this Article 5A, a Director may participate at a meeting of the Board by telephone conference or video conference or by means of similar communication equipment whereby all Directors participating in the meeting are able to hear each other without a Director being in the physical presence of another Director or Directors, in which event such Director shall be deemed to be present at the meeting. A Director participating in a meeting in the manner aforesaid shall be taken into account in ascertaining the presence of a quorum at the meeting.

(j) GA shall have the right to appoint one (1) individual to attend all meetings of the Board as an observer and such individual shall have the right to receive all documents and participate in all discussions as if he were a member of the Board, but such individual shall not have any voting rights on the Board.

(k) An Audit, Compensation and Finance Committee (“ACF Committee”) shall be established to oversee inter alia the financial reporting process of the Group. The ACF Committee shall consist of up to six (6) Director-members, comprising three (3) Directors nominated by the Founders, one (1) Director nominated by UOB Hermes, one (1) Director nominated by Fidelity and one (1) Director nominated by GA. The ACF Committee shall inter alia:

(A)	review the annual accounts of the Group Companies to determine whether such accounts give a true and fair view of the financial position of the Group and are in compliance with IFRS;

(B)	examine the annual statements and reports to be made by the directors in relation to the Company’s compliance with applicable laws and regulations;

(C)	advise on the appointment and supervise the performance of the Auditors;

(D)	oversee, review and recommend the remuneration and compensation (including benefits and severance compensation) paid to Senior Management Personnel of the Group Companies and approve the service agreements to be entered with such Senior Management Personnel;

(E)	devise, administer, review and implement the guidelines for the Group’s Pre-Listing ESOS and determine the amount of stock options to be issued to each applicable employee, provided, that the issue of any Shares upon exercise of a stock option granted pursuant to the Pre-Listing ESOS shall always be conditional upon the recipient of such Shares undertaking to observe the terms and conditions of the Joint Venture Agreement (where applicable), including without limitation, restrictions set out in the Joint Venture Agreement in respect of such Shares, and

(F)	determine and recommend to the Board for approval remuneration packages of management personnel (x) whose annual remuneration (excluding any stock options) is more than US$200,000 or (y) whose remuneration package includes any stock options, provided, that all recommendations and decisions taken by the ACF Committee shall require the unanimous agreement of all ACF Committee members.

(l) The Board shall be responsible for the overall direction and control of the management of the Group and the formulation of the policies to be applied in the conduct of the Business.

(m) NAP and Rexbury shall each have the right to nominate one (1) person to attend all meetings of the ACF Committee as an observer and such persons shall have the right to receive all documents and participate in all discussions as if he were a member of the ACF Committee, but such person shall not have any voting rights on the ACF Committee.

(n) Prior to a Qualifying IPO, the GA Director shall have the right to serve on each committee of the Board (in addition to the ACF Committee as set forth in Article 5A(viii)(k).

(xiv) Shareholder’s Meeting. The quorum at any general meeting shall be two (2) Shareholders present in person or by proxy, provided that such Shareholders present in person or by proxy include representatives of the Majority Preference Shareholders. If a quorum is not present half an hour from the time appointed for the holding of a general meeting when it is first convened, the meeting shall be adjourned to the same day in the week next following at the same time and place. At such further adjourned meeting, any two (2) Shareholders present in person or by proxy shall form a quorum and all business may be transacted at such meeting. Notice of each adjourned meeting shall be given to all Shareholders.

(xv) Terms of Preference Shares Prevail. In the event of any conflict or inconsistency between the provisions of this Article 5A and the other provisions of these Articles or the Memorandum, then (in favour of the Preference Shareholders) the provisions of this Article 5A shall prevail.

6	The Company shall not issue Shares to bearer.

REGISTER OF MEMBERS

7	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

8	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

9	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other purpose.

10	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

11

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

12	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

13	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

14	Subject to Article 5A, shares are transferable subject to the consent of the Directors who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason; provided, that the Directors shall not decline to register a transfer of Shares that is made in compliance with the transfer restrictions set forth in Article 5A. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

15	The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

16	Subject to the provisions of the Statute and Article 5A, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

17	Subject to the provisions of the Statute and Article 5A, the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

18	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

19	If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than 85 percent of the issued Shares of that class.

20	Subject to Article 5A, the provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

21	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

22	The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON RECOGNITION OF TRUSTS

23	The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

24	Subject to Article 5A, the Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of these Articles. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

25	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

26	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

27	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

28	Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

29	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

30	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

31	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

32	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

33	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

34	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

35	Subject to Article 5A, no such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

36	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

37	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

38	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

39	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

40	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

41	The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

42	If a Member dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

43	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy, as the case may be.

44	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

45	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND

ALTERATION OF CAPITAL

46	Subject to Article 5A and Clause 19, the Company may by Ordinary Resolution:

46.1	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

46.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

46.3	by subdivision of its existing Shares or any of them divide the whole or any part of its Share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

46.4	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

47	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of these Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

48	Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

48.1	change its name;

48.2	alter or add to these Articles;

48.3	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

48.4	reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

49	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

50	All general meetings other than annual general meetings shall be called extraordinary general meetings.

51	The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

52	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

53	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

54	A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition 10 per cent or more of the outstanding voting shares of the Company.

55	The requisition must state the objects of the general meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

56	If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any general meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

57	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

58	At least seven days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

58.1	in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

58.2	in the case of an extraordinary general meeting, (i) if Members holding not less than 90 per cent of the total number of Shares entitled to vote on all matters to be considered at the meeting, or 90 per cent of the votes of each class of Shares where Members are entitled to vote thereon as a class together with not less than a 90 per cent majority of the remaining votes, have agreed to the meeting, or (ii) if all Members holding Shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

59	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

60	No business shall be transacted at any general meeting unless a quorum is present as set forth in Article 5A, unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative.

61	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

62	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

63

Subject to Article 5A, if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon a Members requisition, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

64	The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

65	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

66	The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

67	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at least ten per cent in par value of the Shares giving a right to attend and vote at the meeting demand a poll. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by these Articles.

68	Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

69	The demand for a poll may be withdrawn.

70	Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

71	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

72	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

VOTES OF MEMBERS

73	Subject to any rights or restrictions attached to any Shares and Article 5A, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or proxy, shall have one vote and on a poll every Member shall have one vote for every Share of which he is the holder.

74	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

75	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

76	No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

77	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

78	On a poll or on a show of hands votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

79

A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

80	The instrument appointing a proxy shall be in writing in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy:

WUXI PHARMATECH (CAYMAN) INC.

I/We being a Shareholder of the above Company with                      shares HEREBY APPOINT                      of                      or failing him                      of                      to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the      day of                     , 20     and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this      day of                     , 20

______________________________

Shareholder

The instrument appointing a proxy shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

81	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

81.1	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

81.2	in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

81.3	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

82	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

83	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

84	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

85	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

86	Subject to Article 5A, the minimum number of Directors shall be one (1) and the maximum shall be twelve (12); provided however that the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors.

POWERS OF DIRECTORS

87	Subject to the provisions of the Statute, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

88	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

89	Subject to Article 5A, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

90	Subject to Article 5A, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

91	[Reserved.]

92	[Reserved.]

VACATION OF OFFICE OF DIRECTOR

93	Subject to Article 5A, the office of a Director shall be vacated if:

93.1	he gives notice in writing to the Company that he resigns the office of Director; or

93.2	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

93.3	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

93.4	if he is found to be or becomes of unsound mind; or

93.5	if all the other Directors of the Company (being not less than two in number) resolve that he should be removed as a Director.

PROCEEDINGS OF DIRECTORS

94	Subject to Article 5A, a meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of Directors, unless there are only two Directors in which case the quorum shall be two, provided that the presence in person or by alternate of Preference Directors (or their alternates) nominated by the Majority Preference Shareholders shall be required for any meeting of Directors to approve or consent to any of the actions set forth in Article 5A(x).

95	Subject to Article 5A, the Directors may regulate their proceedings as they think fit, and questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

96	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

97	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

98	Subject to Article 5A, a Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least three days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

99	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

100	The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

101	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

102	A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

PRESUMPTION OF ASSENT

103	A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

104	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

105	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

106	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

107	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

108	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

MINUTES

109	The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

110	The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

111

The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by these Articles regulating the proceedings of Directors, so far as they are capable of applying.

112	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

113	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

114	Subject to Article 5A, the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

ALTERNATE DIRECTORS

115	Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

116	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

117	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

118	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

119	An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

NO MINIMUM SHAREHOLDING

120	The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

121	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

122	The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

SEAL

123	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

124	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

125	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

126	Subject to the Statute and Article 5A, the Directors may declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

127	Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

128	The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

129	The Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

130	Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

131	No Dividend or distribution shall bear interest against the Company.

132	Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

CAPITALISATION

133	The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

134	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

135	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

136	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

137	The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

138	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

139	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

140	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail.

141	Any notice or document shall be deemed to have been served: (i) if by hand delivered letter when delivered personally, (ii) if posted, at 10.00 a.m. on the fifth Business Day after it was put into the post, or (iii) if sent by facsimile process when confirmed by an activity report confirming the facsimile number to which such notice was sent, the number of pages transmitted and that such transmission was successfully completed. In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid letter or that the facsimile message was properly addressed and despatched and the successful transmission acknowledgement was received, as the case may be. The provisions of this Article 141 shall not apply to the service of any writ, summons, order, judgment or other document relating to or in connection with any legal proceedings.

142	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

143

Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

144	If the Company shall be wound up, the assets shall be distributed in accordance with Article 5A. If the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

145	Subject to Article 5A, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

146	Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or wilful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or wilful default of such Director, agent or officer.

FINANCIAL YEAR

147	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

148	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.